                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                              SPS TECHNOLOGIES
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

SPS
TECHNOLOGIES
[graphic]
-------------------------------------------------------------------------------







April 1, 2002


To our Shareholders:

   You are cordially invited to attend the Annual Meeting of Shareholders of SPS Technologies, Inc. The meeting will be held at 10:00 a.m. on Tuesday, April 30, 2002, at 17 Mellon Bank Center, 1735 Market Street, Philadelphia, Pennsylvania 19101, in the Forum Room (eighth floor).

   Details of the business to be conducted at the Annual Meeting are given in the enclosed Proxy Statement. We will also present a report on the SPS business results for the year 2001 and on other matters of current interest to our shareholders.

   Whether or not you attend the meeting, it is important that your shares be represented and voted. We encourage you to read the enclosed Proxy Statement and promptly execute and return your proxy card in the enclosed envelope.



Sincerely,



/s/ Charles W. Grigg
---------------------------
Charles W. Grigg
Chairman of the Board & Chief Executive Officer



Important

Please note that due to new security procedures, you will be required to show a form of picture identification to gain access to the Mellon Bank Center if you plan to attend the Annual Meeting. We ask that you advise the Company of your intention to attend the meeting by calling the Company's Investor Relations Department at (215) 517-2001 or by sending an e-mail to spscorp@spstech.com.



                                            Corporate Offices
                                            Two Pitcairn Place
                                            Suite 200
                                            165 Township Line Road
                                            Jenkintown
                                            Pennsylvania 19046-2611

                                            Phone (215) 517-2000
                                            Fax (215) 517-2032

-------------------------------------------------------------------------------
SPS Technologies, Inc.
Two Pitcairn Place, Suite 200
165 Township Line Road
Jenkintown, Pennsylvania 19046
-------------------------------------------------------------------------------


Notice of Annual Meeting of Shareholders

The Annual Meeting of Shareholders of SPS Technologies, Inc. will be held on Tuesday, April 30, 2002, at ten o'clock a.m., local time, at 17 Mellon Bank Center, 1735 Market Street, Philadelphia, Pennsylvania 19101, in the Forum Room (eighth floor), for the following purposes:

1. To elect three Class III directors for a term of three years;

2. To approve an amendment to the SPS 1988 Long Term Incentive Stock Plan; and

3. To transact such other business as may properly come before the meeting.

Record Date

The Board of Directors has fixed the close of business on March 12, 2002 as the record date for the purpose of determining shareholders who are entitled to notice of and to vote at the meeting.

                                     By order of the Board of Directors,


                                     James D. Dee
                                     Secretary

April 1, 2002






-------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

  You are urged to mark, sign, date and promptly return your proxy card in the enclosed envelope.
-------------------------------------------------------------------------------

                               Table of Contents

Voting Procedures ........................................................    1
  Revocation of Proxy.....................................................    1
  Cost of Soliciting Proxies..............................................    1
  Vote Required and Method of Counting Votes..............................    1
  Other Business..........................................................    1
Ownership of Voting Securities ...........................................    2
   Principal Beneficial Ownership ........................................    2
   Holdings of Executive Officers and Directors ..........................    3
Section 16(a) Beneficial Ownership Reporting Compliance ..................    4
Election of Directors* ...................................................    4
   Class III - Nominees for a Three-Year Term ............................    4
   Class II - Directors with Terms Expiring in 2003 ......................    5
   Class I - Directors with Terms Expiring in 2004 .......................    5
Board Meetings, Committees and Compensation of Directors .................    6
   Executive Compensation and Stock Option Committee .....................    6
   Directors Committee ...................................................    6
   Audit Committee .......................................................    7
Executive Compensation ...................................................    8
   Summary Compensation Table ............................................    8
   Option Grants in Last Year Table ......................................    9
   Aggregated Option Exercises and Year-End Option Value Table ...........    9
Pension Benefits .........................................................    10
   Supplemental Executive Retirement Plan ................................    10
   Pension Plan Table ....................................................    10
Compensation of Directors ................................................    11
Termination of Employment and Change of Control Arrangements .............    11
Certain Relationships and Related Transactions ...........................    13
Audit Committee Report ...................................................    13
Independent Accountants and Related Fees .................................    14
Compensation Committee Report on Executive Compensation ..................    15
   Overview and Philosophy ...............................................    15
   Executive Officer Compensation ........................................    15
   Chief Executive Officer Compensation ..................................    16
Common Stock Performance Graph ...........................................    17
Proposal to Amend the SPS 1988 Long Term Incentive Stock Plan* ...........    18
   Tax Consequences ......................................................    20
   Board Recommendation and Shareholder Vote Required ....................    20
Proposals of Shareholders ................................................    21
Appendix I - SPS Technologies, Inc. Audit Committee Charter ..............   A-1


*Bold indicates this year's proposals

                                Proxy Statement

-------------------------------------------------------------------------------
Voting Procedures
-------------------------------------------------------------------------------

This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Shareholders of SPS Technologies, Inc. ("Company"), to be held on Tuesday, April 30, 2002, and at any adjournments or postponements thereof. This proxy statement and the enclosed form of proxy are first being mailed to shareholders on or about April 1, 2002.

Only record holders of Common Stock of the Company at the close of business on March 12, 2002, are entitled to vote. Shareholders are requested to mark, sign, date and return the enclosed proxy card in the envelope provided. We have included a postage-paid envelope for your convenience. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be voted as recommended by the Board of Directors.

If you execute the enclosed proxy card, it will not affect your right to attend the meeting and vote in person.

Revocation of Proxy

If you later wish to revoke your proxy, you may do so by (1) sending a written statement to that effect to the Secretary of the Company; (2) submitting a properly signed proxy with a later date; or (3) by attending the meeting and voting in person.

Cost of Soliciting Proxies

The cost of soliciting proxies will be paid by the Company. Georgeson Shareholder, 111 Commerce Road, Carlstadt, New Jersey 07072-2586, has been employed to solicit proxies by mail, telephone or personal solicitation for a fee of approximately $5,000, plus expenses. We will also reimburse brokers, custodians, nominees and fiduciaries for the cost of forwarding materials to beneficial owners. Directors, officers and employees may solicit proxies, but they will not be specially compensated for such services.

Vote Required and Method of Counting Votes

   o Number of Shares Outstanding. On March 12, 2002 there were issued and outstanding 13,141,233 shares of Common Stock, par value $.50 per share. Each share is entitled to one vote and, in the election of directors, has cumulative voting rights. This means that shareholders have the right to multiply the number of votes to which they may be entitled by the total number of directors to be elected in the same election, and they may cast the whole number of such votes for one nominee or may distribute them among any two or more nominees. Proxy holders may vote for any or all of the nominees. The Company intends to have the proxy holders exercise such cumulative voting rights to elect the maximum number of nominees proposed by the Board of Directors.

Unless otherwise directed, shares represented by proxies in the accompanying form will be voted at the Annual Meeting or any adjournments or postponements thereof FOR the election of the nominated directors as stated under the heading "Election of Directors," and FOR the proposal to approve an amendment to the SPS 1988 Long Term Incentive Stock Plan as stated under the heading "Proposal to Amend the SPS 1988 Long Term Incentive Stock Plan".

Other Business

The Company does not intend to bring any other matters before the meeting, and we do not know of any additional proposals to be presented by others. However, if any other matters properly come before the meeting, the persons named in the accompanying proxy will vote on them in accordance with their best judgment. Under the Company's By-laws, proposals of shareholders to be presented at the meeting must be submitted in accordance with the procedures summarized under the heading "Proposals of Shareholders."

-------------------------------------------------------------------------------
Ownership of Voting Securities
-------------------------------------------------------------------------------

Principal Beneficial Ownership

As of February 28, 2002, the Company knew the following persons to be the principal beneficial owners of its voting securities:

--------------------------------------------------------------------------------
Name and Address            Amount and Nature of Beneficial
of Beneficial Owner       Ownership of Shares of Common Stock   Percent of Class
--------------------------------------------------------------------------------
Gabelli Funds, LLC,                  3,724,644(a)                     28.4%
GAMCO Investors, Inc.,
Gabelli International Limited
Gabelli & Company, Inc.
Gabelli Group Capital
Partners, Inc. and
Mario J. Gabelli
One Corporate Center
Rye, NY 10580-1434

Tinicum Investors,                   2,004,481(b)                     15.3%
RIT Capital Partners plc,
Putnam L. Crafts, Jr., and
Eric M. Ruttenberg
990 Stewart Avenue
Garden City, NY 11530

Wachovia Corporation                   866,931(c)                      6.6%
One Wachovia Center
Charlotte, NC 28288-0137
--------------------------------------------------------------------------------

(a) Based on information supplied by the named entities in a joint filing on
    Schedule 13D dated January 15, 2002, with the Securities and Exchange Commission, as updated by the named entities through February 28, 2002. According to such information, the named entities held sole, shared or no voting and dispositive power over the shares as follows: Gabelli Funds, LLC
    - 528,500 shares (sole voting and dispositive power); GAMCO Investors, Inc.
    - 3,132,044 (sole voting and dispositive power) and 47,000 shares (no voting and sole dispositive power); Gabelli International Limited - 2,600 (sole voting and dispositive power); Gabelli & Company, Inc. - 500 shares (sole voting and dispositive power), Gabelli Group Capital Partners, Inc. - 1,000 shares (sole voting and dispositive power). Mr. Mario J. Gabelli is the majority stockholder of Gabelli Group Capital Partners, Inc. (the ultimate parent company of Gabelli Funds, LLC and GAMCO Investors, Inc.) and individually owns 13,000 shares (sole voting and dispositive power) of the Company's Common Stock.

(b) Based on information supplied by the named entities in a joint filing on
    Schedule 13D dated January 24, 1997, with the Securities and Exchange Commission, as updated by the named entities through February 28, 2002. According to such information, the named entities held sole, shared or no voting and dispositive power over the shares as follows: Tinicum Investors
    - 1,528,138 shares (sole voting and dispositive power); RIT Capital Partners plc - 264,622 shares (sole voting and dispositive power); Putnam
    L. Crafts, Jr. - 200,000 shares (sole voting and dispositive power); and Eric M. Ruttenberg - 11,721 shares (sole voting and dispositive power). Eric M. Ruttenberg, a director of the Company, is a general partner of Tinicum Investors.

(c) Based on information supplied by the named entity in a filing on Schedule 13G dated December 31, 2001, with the Securities and Exchange Commission, as updated by the named entities through February 28, 2002. According to such information, the named entity held sole, shared or no voting and dispositive power over the shares as follows: 32,000 shares (sole voting and shared dispositive power); 1,350 shares (sole voting and sole dispositive power); 826,533 shares (no voting and shared dispositive power); 7,000 shares (sole voting and no dispositive power); 48 shares (no voting and sole dispositive power). Wachovia Corporation filed the Schedule 13G pursuant to Rule 13d-1(b)(1)(ii)(G), as the parent company of First Union Securities Inc. and First Union National Bank. First Union Securities Inc. is an investment advisor for mutual funds or other clients. The securities reported by First Union Securities Inc. are beneficially owned by such mutual funds or other clients. First Union National Bank holds the securities reported in a fiduciary capacity for its customers.

Holdings of Executive Officers and Directors

The following table shows information pertaining to the voting securities of the Company beneficially owned, as of February 28, 2002, by each director, by the Chairman and Chief Executive Officer and five other executive officers. This information has been supplied by each of the individuals involved.

-----------------------------------------------------------------------------------------------------------------------------------
Name of Individual                                       Number of Shares       Number of Shares    Total Shares   Percent of Class
or Number of                                                with Direct        Acquirable Within    Beneficially       If 1% or
Persons in Group                                       Beneficial Ownership         60 Days           Owned(a)          More(b)
-----------------------------------------------------------------------------------------------------------------------------------
Charles W. Grigg                                              150,606               207,282           357,888            2.68%
Richard W. Kelso                                                2,671                 2,208             4,879               -
James F. O'Connor                                               6,061                 1,178             7,239               -
Eric M. Ruttenberg                                              4,443                 7,278            11,721(c)            -
Raymond P. Sharpe                                               5,661                 4,302             9,963               -
John S. Thompson                                               20,000                40,000            60,000               -
Harry J. Wilkinson                                            102,913                     0           102,913               -
James W. Zug                                                    2,490                     0             2,490               -
Thomas S. Cross                                                   581                 9,600            10,181               -
James D. Dee                                                    5,306                20,200            25,506               -
William M. Shockley                                            14,892                36,200            51,092               -
Margaret B. Zminda                                                748                 9,100             9,848               -
All Directors and Executive
  Officers as a Group (13 persons)                            314,928               339,848           654,776            4.86%
-----------------------------------------------------------------------------------------------------------------------------------

(a) Beneficial ownership for purposes of this proxy statement is defined in accordance with the requirements of Rule 13d-3 under the Securities Exchange Act of 1934, which provides that the beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power or investment power with respect to such security, or has the right to acquire such voting power or investment power through the exercise of an option, warrant or right within 60 days. The individuals named in the table each exercise sole voting and dispositive power over the shares beneficially owned by them.

(b) For purposes of calculating the percentage of the outstanding shares of Common Stock on February 28, 2002 for each listed person, the number of shares of Common Stock includes shares that may be acquired by such person within 60 days of February 28, 2002 through the exercise of vested stock options.

(c) The indicated shares of Common Stock are beneficially owned directly by Mr. Ruttenberg. Mr. Ruttenberg is a general partner of Tinicum Investors, a Delaware partnership ("Investors"), that had direct beneficial ownership of 1,528,138 shares of Common Stock as of February 28, 2002. Based on understandings with certain other beneficial owners of Common Stock described in a Statement on Schedule 13D dated January 24, 1997, as updated by the named entities through February 28, 2002, Mr. Ruttenberg and Investors may be deemed to have indirect beneficial ownership of an additional 464,622 shares of Common Stock beneficially owned directly by such other beneficial owners as of February 28, 2002. Mr. Ruttenberg disclaims beneficial ownership of any shares of Common Stock beneficially owned directly by Investors or such other beneficial owners.

-------------------------------------------------------------------------------
Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------------------------------

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, as well as persons who beneficially own more than 10 percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership of Common Stock of the Company with the Securities and Exchange Commission. To the Company's knowledge, based solely on a review of copies of such the reports filed with the Company by its directors, executive officers and known 10% beneficial owners, and on written representations from such persons, the Company believes that all reports required to be filed during, or with respect to, the fiscal year of the Company ended December 31, 2001 were filed on a timely basis.

-------------------------------------------------------------------------------
Election of Directors
-------------------------------------------------------------------------------

The Company currently has eight directors serving in three classes, consisting of two classes of three members each and one class of two members. The term of office of one class will expire each year. Members of each class are elected for terms of three years. If there is a vacancy in any class, the vacancy may be filled by the Board of Directors for the balance of the term of the class in which the vacancy exists.

The terms of office of the three Class III directors expire this year. Accordingly, shareholders are being asked to elect three Class III directors who will hold office until the 2005 Annual Meeting of Shareholders and until their successors are duly elected and qualified. Unless you indicate otherwise, your proxy will be voted in favor of the election of each of the nominees named below for a three-year term. Should any nominee become unavailable for election for any unforeseen reason, the Board of Directors or the Executive Committee of the Board of Directors will determine how the proxies will be voted. The three nominees who receive the highest number of votes cast at the meeting will be elected as Class III directors.

Listed below are the names of, and certain other information regarding, the three nominees for election as Class III directors, and the other five directors who will be continuing in office following the meeting.

-------------------------------------------------------------------------------
                   CLASS III - NOMINEES FOR A THREE-YEAR TERM
-------------------------------------------------------------------------------

Harry J. Wilkinson

Age: 64                                                     Director since 1986

Mr. Wilkinson was President and Chief Operating Officer of the Company from June of 1987 to March of 1997. He retired from the Company in March of 1998. Mr. Wilkinson is also a director of Phillips Screw Company and Flexible Circuits, Inc.

-------------------------------------------------------------------------------

Eric M. Ruttenberg

Age: 46                                                     Director since 1991

Mr. Ruttenberg has been General Partner of Tinicum Investors, an investment management company, since December of 1994. He has been the Managing Member of the general partner of Tinicum Capital Partners, L.P., a private investment partnership, since 1998. He is also a director of Environmental Strategies Corporation, Haynes Holdings, Inc. and Haskel International, Inc., and a trustee of Mount Sinai Medical Center and St. Paul's School.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

John S. Thompson

Age: 54                                                     Director since 2000

Mr. Thompson has been President and Chief Operating Officer of the Company since October of 1999. Mr. Thompson was employed from 1975 until 1999 with BTR PLC, a diversified engineered products company, and was a member of BTR PLC's Board of Directors and Executive Committee. From 1993 until October of 1999, he held the title of President & Chief Executive of BTR, Inc., the U.S. holding company of BTR PLC.

-------------------------------------------------------------------------------
                CLASS II - DIRECTORS WITH TERMS EXPIRING IN 2003
-------------------------------------------------------------------------------

Raymond P. Sharpe

Age: 53                                                     Director since 1994

Mr. Sharpe has been Chief Executive Officer of Cookson Electronics, Inc., a supplier of specialty chemicals, metals, printed circuit board laminates and equipment to the printed circuit board fabrication and electronic assembly market, since July of 1995. Mr. Sharpe was Executive Vice President of Cookson America, Inc., and Chief Operating Officer of the Electronic Materials Division from October of 1987 to June of 1995. He is also a director of Cookson Group plc.

-------------------------------------------------------------------------------

James F. O'Connor

Age: 61                                                     Director since 1997

Mr. O'Connor has been Managing Director of The Chartwell Company, a private merchant and investment bank, since December of 1997. Mr. O'Connor was Executive Director of Corporate Development for the BBA Group plc, serving the aviation and materials technology markets worldwide, from September of 1994 to December of 1997. He is also a director of PC Cox Holdings Ltd., and is a trustee of Blessed John XXIII Seminary.

-------------------------------------------------------------------------------
                CLASS I - DIRECTORS WITH TERMS EXPIRING IN 2004
-------------------------------------------------------------------------------

Charles W. Grigg

Age: 62                                                     Director since 1993

Mr. Grigg has been Chairman of the Board and Chief Executive Officer of the Company since December of 1993, and held the title of President of the Company from April of 1997 until October of 1999. Mr. Grigg was President and Chief Operating Officer of Watts Industries, Inc., a manufacturer of valve products, from 1986 to 1993. He is also a director of Haskel International, Inc.

-------------------------------------------------------------------------------

Richard W. Kelso

Age: 64                                                     Director since 1995

Mr. Kelso was President and Chief Executive Officer of PQ Corporation, a global manufacturer of inorganic chemicals, high performance catalysts and functional glass products, from January of 1991 until his retirement in September of 2000.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

James W. Zug

Age: 61                                                     Director since 2001

Mr. Zug was employed from 1964 until his retirement in July of 2000 with PricewaterhouseCoopers LLP, the Company's independent accountants. From July of 1998 until his retirement, he held the title of Global Leader - Global Deployment for PricewaterhouseCoopers. From October of 1993 until June of 1998, Mr. Zug held the title of Managing Director - International for Coopers and Lybrand. He also held the position of Audit Engagement Partner from 1994 through 1998. Mr. Zug serves on the Board of Directors of the Philadelphia Orchestra Association, the Regional Performing Arts Center, the Brandywine Fund, Inc., the Brandywine Blue Fund, Inc. and is a member of the Board of Governors of the Merion Golf Club.

-------------------------------------------------------------------------------
Board Meetings, Committees and Compensation of Directors
-------------------------------------------------------------------------------

During 2001, there were seven meetings of the Company's Board of Directors. Additionally, during 2001, the Executive Compensation and Stock Option Committee held four meetings, the Directors Committee held one meeting, and the Audit Committee held two meetings.

Executive Compensation and Stock Option Committee

The Executive Compensation and Stock Option Committee is composed of Messrs. Sharpe (Chairman), O'Connor, Ruttenberg and Zug. The primary functions of the Executive Compensation and Stock Option Committee are to:

   o Fix the salaries and other compensation of all officers and key executives of the Company other than the Chairman, Chief Executive Officer and the President of the Company (whose compensation is fixed by the Board of Directors);

   o Evaluate the Company's executive compensation programs to ensure that they remain effective in attracting and retaining managerial talent; and

   o Administer certain of the Company's executive incentive compensation and stock option plans, including the granting of awards as provided in those plans.

Directors Committee

The Directors Committee is composed of Messrs. Kelso (Chairman), O'Connor, Ruttenberg, Sharpe and Wilkinson. The primary functions of the Directors Committee are to:

   o Nominate candidates for election to the Board of Directors;

   o Recommend nominees for service on its standing committees;

   o Review programs for senior management succession;

   o Make recommendations to the Board on matters of directors' compensation, benefits, retirement and tenure policy; and

   o Consider nominees for director recommended by shareholders.

The Directors Committee will consider shareholder nominations in accordance with the Company's By-laws. To be considered, notice of a nomination must be received at least 60 days before the date of the relevant Annual Shareholder Meeting. The notice must include:

   o The name and address of the nominating shareholder;

   o A representation that the shareholder is entitled to vote at the meeting and intends to appear in person or by proxy at the meeting;

   o The name, age, business and residence addresses and principal occupation of the proposed nominee;

   o A description of any and all arrangements or understandings between the shareholder and each proposed nominee;

   o Any other information that would be required by the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the election of the proposed nominee; and

   o The signed consent of each proposed nominee to serve as a director if elected.

The Board may require any proposed nominee to furnish other information reasonably required to determine the proposed nominee's eligibility and qualifications to serve as a director. Under Pennsylvania law, to be eligible, a nominee must be an individual 18 years of age or older. Factors relevant to a nominee's qualifications would include:

   o Experience or lack thereof in managing business enterprises;

   o Service on other boards of directors;

   o Potential or actual conflicts of interest;

   o Expertise in a field related to the Company's business;

   o Criminal record; and

   o Other similar information.

If the Board (after affording the shareholder a reasonable opportunity to cure any deficiency in the original notice) determines that an individual was not proposed in accordance with the By-laws, then such individual would not be eligible for nomination and election as a director. If a nominee is determined to have been properly proposed by a shareholder, and the Directors Committee determines not to nominate the person, the shareholder proposing such person may nominate the candidate at the meeting. The Company will furnish a copy of its By-laws specifying the requirements for nominations for director to any shareholder without charge upon written request to the Secretary of the Company.

Audit Committee

The Audit Committee of the Board of Directors is composed of Messrs. Ruttenberg (Chairman), Kelso, O'Connor, Sharpe and Zug. The primary functions of the Audit Committee are to:

   o Meet periodically with the Company's management, internal auditors and independent accountants to review with each whether they are properly discharging their respective responsibilities; and

   o Make recommendations to the Board of Directors to select and retain the Company's independent accountants, to establish the scope of their accounting services and to approve related fees.

In 2001, all of the directors attended more than 75% of the aggregate of the meetings of the Board and the committees of the Board on which they served.

-------------------------------------------------------------------------------
Executive Compensation
-------------------------------------------------------------------------------

The following table sets forth, for the Company's fiscal years ended December 31, 1999 through 2001, the total annual and long-term compensation of the Chief Executive Officer and the five other most highly compensated executive officers of the Company serving in such capacity as of December 31, 2001 (the "Named Officers").

-------------------------------------------------------------------------------
                           Summary Compensation Table
-------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                 Annual Compensation                   Long-Term Compensation
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                     Awards                 Payouts
                                                                           --------------------------------------------
                                                                   Other                  Securities
                                                                  Annual                  Underlying                      All Other
                                                                  Compen-   Restricted      Options       Long-Range       Compen-
             Name and                        Salary     Bonus     sation       Stock        Granted     Incentive Bonus     sation
         Principal Position          Year    ($)(1)     ($)(2)    ($)(3)      ($)(4)          (#)           ($)(5)          ($)(6)
-----------------------------------------------------------------------------------------------------------------------------------
         Charles W. Grigg            2001    617,400         0    35,801            0       20,000                0       1,744,114
        Chairman and Chief           2000    588,000   194,275    31,715            0       15,000                0       2,059,069
        Executive Officer            1999    560,000   226,968    30,165      141,039       40,000          141,039       1,453,126
-----------------------------------------------------------------------------------------------------------------------------------
         John S. Thompson            2001    420,000         0     7,000            0       20,000                0           2,622
       President and Chief           2000    400,000   110,160     6,000            0       15,000                0           2,622
        Operating Officer            1999    100,000    33,780         0            0       75,000                0             219
-----------------------------------------------------------------------------------------------------------------------------------
       William M. Shockley           2001    300,000         0         0            0       10,000                0         105,733
      Vice President, Chief          2000    285,000    62,786         0            0        6,000                0         190,572
        Financial Officer            1999    222,500    55,391         0       30,978       21,000           37,862          99,284
-----------------------------------------------------------------------------------------------------------------------------------
           James D. Dee              2001    190,000         0         0            0        3,000                0             499
     Vice President, General         2000    175,000    33,075         0            0        3,000                0          40,579
      Counsel and Secretary          1999    160,000    39,696         0       14,104        3,000           26,193          18,173
-----------------------------------------------------------------------------------------------------------------------------------
         Thomas S. Cross             2001    141,000         0         0            0        2,500                0             800
      Vice President, Human          2000    134,000    22,150         0            0        2,500                0             509
            Resources                1999    123,333    20,518         0        4,911        6,500           11,459             675
-----------------------------------------------------------------------------------------------------------------------------------
        Margaret B. Zminda           2001    141,000         0         0            0        2,500                0          68,749
       Treasurer, Assistant          2000    134,000    22,150         0            0        2,500                0             335
     Secretary and Director,         1999    125,000    25,325         0        7,870            0           18,364             444
        Investor Relations
-----------------------------------------------------------------------------------------------------------------------------------

(1) Amounts shown include deferrals (where applicable) by the Named Officers under the Company's Executive Deferred Compensation Plan.

(2) Amounts shown reflect cash payments to the Named Officers under the Company's Management Incentive Plan.

(3) Amounts shown include directors' fees for 2001 through 1999, respectively as follows: for Mr. Grigg - $7,000, $6,000 and $6,000, and for Mr. Thompson
    - $7,000, $6,000 and $0. Amounts shown also reflect, for Mr. Grigg, interest accrued in excess of 120% of the applicable federal long-term rate with respect to the Company's Executive Deferred Compensation Plan.

(4) As of December 31, 2001 the value of restricted shares held by the Named Officers was as follows: Mr. Grigg $260,014 (7,446 shares); Mr. Shockley $53,567 (1,534 shares); Mr. Dee $24,968 (715 shares); Mr. Cross $4,190 (120 shares) and Ms. Zminda $12,501 (358 shares). The restricted shares are valued using a fair market value of $34.92 per share, which represents the closing market price of the stock on December 31, 2001. Mr. Thompson held no restricted shares as of December 31, 2001.

(5) Amounts shown reflect cash payments to the Named Officers under the Company's Long Range Incentive Plan.

(6) Amounts shown include payments by the Company on behalf of the Named Officers for term-life insurance. Amounts shown also reflect compensation from the exercise of stock options for Messrs. Grigg and Shockley in 2001, 2000 and 1999, respectively, of $1,737,202 (45,704 shares) and $104,911
    (3,000 shares) for the year 2001; $2,052,157 (57,407 shares) and $189,863
    (6,000 shares) for the year 2000; and $1,453,126 (55,000 shares) and
    $98,719 (3,000 shares) for the year 1999. Mr. Dee received compensation from the exercise of stock options in 2000 and 1999, respectively, of $40,125 (2,000 shares) and $17,594 (1,000 shares). Ms. Zminda received compensation from the exercise of stock options in 2001 of $68,391 (3,000 shares). Mr. Thompson and Mr. Cross did not receive compensation from the exercise of stock options in 2001, 2000 or 1999.

The following tables provide information concerning the number and value of option grants during the last year and the number and value of options to purchase the Company's Common Stock held by each of the Named Officers as of December 31, 2001. All options outstanding were granted under the SPS 1988 Long Term Incentive Stock Plan or pursuant to contractual agreements with the employee at 100% of the fair market value of the Company's Common Stock on the date of grant. The vesting provisions of the options are determined by the Executive Compensation and Stock Option Committee.

-------------------------------------------------------------------------------
                        Option Grants in Last Year Table
-------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                               Potential Realizable
                                                                                                                 Value at Assumed
                                                                                                               Annual Rates of Stock
                                                                                                              Price Appreciation for
                                              Individual Grants                                                    Option Term
-----------------------------------------------------------------------------------------------------------------------------------
                                                                      % of Total
                                                                       Options
                                                         Number of    Granted to
                                                        Securities       All
                                                        Underlying    Employees    Exercise
                                                          Options      in Last       Price       Expiration
                        Name                              Granted        Year       ($/Sh)          Date         5%($)      10%($)
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                  Charles W. Grigg                        14,000         8.12%      51.100     Feb. 14, 2011    449,911   1,140,163
                                                           6,000         3.48%      49.025     Apr. 29, 2011    184,989     468,799
-----------------------------------------------------------------------------------------------------------------------------------
                  John S. Thompson                        20,000        11.60%      51.100     Feb. 14, 2011    642,730   1,628,805
-----------------------------------------------------------------------------------------------------------------------------------
                 William M. Shockley                      10,000         5.80%      51.100     Feb. 14, 2011    321,365     814,402
-----------------------------------------------------------------------------------------------------------------------------------
                    James D. Dee                           3,000         1.74%      51.100     Feb. 14, 2011     96,410     244,321
-----------------------------------------------------------------------------------------------------------------------------------
                   Thomas S. Cross                         2,500         1.45%      51.100     Feb. 14, 2011     80,341     203,601
-----------------------------------------------------------------------------------------------------------------------------------
                 Margaret B. Zminda                        2,500         1.45%      51.100     Feb. 14, 2011     80,341     203,601
-----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
          Aggregated Option Exercises and Year-End Option Value Table
-------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                Number of      Value of Unexercised
                                                                                               Unexercised        "In-the-Money"
                                                                                                Options at      Options at Year-End
                                                                                                 Year-End             ($)(1)
                                                                   Number of
                                                                     Shares        Dollar
                                                                  Acquired on      Value       Exercisable/        Exercisable/
                              Name                                  Exercise      Realized    Unexercisable        Unexercisable
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                        Charles W. Grigg                             45,704      1,737,202    185,482/64,000     2,915,034/68,824
-----------------------------------------------------------------------------------------------------------------------------------
                        John S. Thompson                                 --             --     33,000/77,000        13,849/55,394
-----------------------------------------------------------------------------------------------------------------------------------
                      William M. Shockley                             3,000        104,911     40,200/29,800       416,237/14,051
-----------------------------------------------------------------------------------------------------------------------------------
                          James D. Dee                                   --             --     15,800/11,200         52,572/8,369
-----------------------------------------------------------------------------------------------------------------------------------
                        Thomas S. Cross                                  --             --       7,600/9,400         21,180/5,967
-----------------------------------------------------------------------------------------------------------------------------------
                       Margaret B. Zminda                             3,000         68,391       7,100/7,900          5,353/6,302
-----------------------------------------------------------------------------------------------------------------------------------

(1) Unexercised options are valued using a fair market value of $35.585 per share which represents the average trading price of the stock on December 31, 2001.

-------------------------------------------------------------------------------
Pension Benefits
-------------------------------------------------------------------------------

Supplemental Executive Retirement Plan

The following table shows the amount of annual straight life annuity benefits that a Named Officer, with the exception of Mr. Cross and Ms. Zminda, would receive commencing at age 65 for the years-of-service indicated under the Company's Supplemental Executive Retirement Plan as amended and restated effective July 31, 2001 (SERP). The SERP is a non-qualified unfunded plan in which an enhanced retirement benefit is accrued based upon the participant's final five-year average pensionable earnings and years-of-service. Such amount would be reduced by amounts payable from (i) the Company's Retirement Income Plan (RIP), a qualified cash balance plan in which the benefit is determined by Company contribution credits based on age and years-of-service, and interest credits based on one-year Treasury rates; (ii) the Benefit Equalization Plan (BEP), a non-qualified unfunded plan which makes up retirement benefit reductions under the RIP due to ceilings established by the Internal Revenue Code and/or reductions due to participation in the Executive Deferred Compensation Plan; and (iii) primary social security benefits.

-------------------------------------------------------------------------------
                               Pension Plan Table
-------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                           Years of Service
-----------------------------------------------------------------------------------------------------------------------------------
                                          Average Base                                                                   15 or More
                                       Salary for Five-Year                                        5 Years    10 Years      Years
                                   Period Preceding Retirement                                     Service    Service      Service
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                            $150,000                                                30,000     60,000       90,000
                                             200,000                                                40,000     80,000      120,000
                                             250,000                                                50,000    100,000      150,000
                                             300,000                                                60,000    120,000      180,000
                                             350,000                                                70,000    140,000      210,000
                                             400,000                                                80,000    160,000      240,000
                                             450,000                                                90,000    180,000      270,000
                                             500,000                                               100,000    200,000      300,000
                                             550,000                                               110,000    220,000      330,000
                                             600,000                                               120,000    240,000      360,000

Mr. Cross' estimated total annual life annuity payable from the Company's RIP and BEP (as described above) at the normal retirement age of 65 is $70,600. He will reach age 65 in June of 2016, at which time he would have 41 years of service.

Ms. Zminda's estimated total annual life annuity payable from the Company's RIP and BEP (as described above) at the normal retirement age of 65 is $83,000. She will reach age 65 in November of 2023, at which time she would have 40 years of service.

As of December 31, 2001, the years of credited service for the Named Officers were as follows: Mr. Grigg - 18; Mr. Thompson - 26; Mr. Shockley - 10; Mr. Dee - 13; Ms. Zminda - 18; Mr. Cross - 27.

For Mr. Grigg, years-of-service includes service with Watts Industries, Inc. Mr. Grigg's straight life annuity benefit payable at age 65 will be reduced by benefits payable under the Watts Industries, Inc. Supplemental Employees Retirement Plan.

For Mr. Thompson, years-of-service includes service with BTR, Inc. Mr. Thompson's straight life annuity benefit payable at age 65 will be reduced by benefits payable under the BTR, Inc. Qualified Salaried Pension Plan.

-------------------------------------------------------------------------------
Compensation of Directors
-------------------------------------------------------------------------------

Each director who is not an employee of the Company receives an annual retainer of $17,000 plus a fee of $1,000 for each meeting of the Board of Directors or one of its committees he attends. Each director who is an employee of the Company receives a fee of $1,000 for each meeting of the Board of Directors he attends. Each non-employee director on May 2, 1995 received a restricted share award in the amount of $25,000, or 1,530 shares, based upon the fair market value of the Company's Common Stock on that date of $16.3438 per share. Mr. Kelso, who was appointed as a director on October 24, 1995, received a pro rata restricted share award in the amount of $22,500, based upon the number of months remaining until May 2, 2000, in accordance with the SPS 1988 Long Term Incentive Stock Plan, or 1,140 shares based upon the fair market value of the Company's Common Stock on October 24, 1995 of $19.7188 per share. Each non-employee director on February 10, 1997 received a restricted share award in the amount of $25,000, or 740 shares, based upon the fair market value of the Company's Common Stock on that date of $33.9063 per share. Mr. Wilkinson, who became an outside director on March 1, 1997, received a pro rata restricted share award in the amount of $40,416, based upon the number of months remaining until May 2, 2000 and February 10, 2002, in accordance with the SPS 1988 Long Term Incentive Stock Plan, or 1,270 shares based upon the fair market value of the Company's Common Stock on March 3, 1997 of $31.8236 per share. Mr. O'Connor, who was elected as a director on April 29, 1997, received a pro rata restricted share award in the amount of $38,750, based upon the number of months remaining until May 2, 2000 and February 10, 2002, in accordance with the SPS 1988 Long Term Incentive Stock Plan, or 1,170 shares based upon the fair market value of the Company's Common Stock on April 29, 1997 of $33.1197 per share. Each non-employee director on May 2, 2000 received a restricted share award in the amount of $25,000, or 791 shares, based upon the fair market value of the Company's Common Stock on that date of $31.5938 per share. Mr. Zug, who was elected as a director on April 30, 2001, received a pro rata restricted share award in the amount of $23,750, based upon the number of months remaining until February 10, 2002 and May 2, 2005, in accordance with the SPS 1988 Long Term Incentive Stock Plan, or 490 shares based upon the fair market value of the Company's Common Stock on April 30, 2001 of $49.025 per share. The restrictions on each award lapse on 20% of the shares each year on the anniversary date of the award for the succeeding five years. After five years, no restrictions remain.

A director who is not a participant in any of the Company's qualified retirement plans and who retires (i) at or after age 70 with 5 or more years of service, or (ii) at or after age 65 with 10 or more years of service, will receive annually during his lifetime an amount equal to the annual retainer in effect as of the date of his retirement. A director who retires at or after age 65 but before age 70 with less than 10 years of service will receive annually a pro rata amount.

A non-employee director may elect to receive discounted options in lieu of all or a portion of his annual retainer under the SPS 1988 Long Term Incentive Stock Plan. The number of options granted is determined by the amount of retainer he elects divided by the difference between the fair market value of the Company's Common Stock at the time of grant less, for each option, the par value per share of fifty cents. The options are granted at the beginning of June each year. The director must pay fifty cents per option at the time of exercise.

-------------------------------------------------------------------------------
Termination of Employment and Change of Control Arrangements
-------------------------------------------------------------------------------

The Company has entered into the following agreements and arrangements with the Named Officers:

1) The Company has entered into an Executive Severance Agreement ("Agreement") with each of the Named Officers. The Agreement provides that if a "triggering termination" of employment occurs within three years after a "change of control" of the Company (as defined in the Agreement), then the employee is entitled to receive within 15 days after the employee's termination date, among other benefits, cash in an amount equal to two times the sum of the employee's annual base salary plus two times the incentive bonus awards earned by or allocated to the employee in the previous fiscal year under the Company's Management Incentive Plan (MIP) and Long Range Incentive Plan (LRIP). A "triggering termination" generally includes a termination of employment initiated by the Company for any reason other than a disability qualifying the employee for benefits under the Company's Long Term Disability Plan, or for "cause" (as defined in the Agreement), or by the employee for certain reasons set forth in the Agreement. Upon a "triggering termination", the employee will also be entitled to receive the appreciated value of all the employee's stock options outstanding and unexercised as of the termination date (whether or not vested), any unpaid salary, all incentive bonus awards payable to, earned by or allocated to the employee under the MIP and LRIP, and all amounts deferred by the employee under any incentive plan and under the Company's Executive Deferred Compensation Plan. The employee will also receive two additional years of credited service under each of the Company's RIP, BEP and SERP, and will, for two years, continue to receive certain insurance benefits on a cost-sharing basis. The employee's benefits from BEP and SERP are payable in a lump sum within 15 days after the termination date. Any restrictions remaining on restricted shares that may have been awarded to the employee lapse, and the employee will own such shares free and clear of any Company-imposed restriction. Any non-competition agreements (including non-compete provisions of the MIP) terminate; however, the employee will continue to be bound by the confidentiality provisions of the Agreement. Each Agreement provides for payment of additional compensation to the employee to offset any adverse effect of payments under the Agreement determined to be "excess parachute payments," as defined in the Internal Revenue Code.

2) The Company has a Senior Executive Severance Plan (SESP), under which each of the Named Officers would receive certain compensation and benefits in the event of termination of employment with the Company, without a change of control, for any reason other than for "cause" (as defined in the SESP) or a disability which qualifies the participant for benefits under the Company's Long-Term Disability Plan, or if initiated by the participant, upon the occurrence of certain events described in the SESP. Upon such termination, the participant is entitled to receive (among other benefits) the base salary in effect before the termination date for a period of up to 12 months, all bonuses earned under the MIP for completed and uncompleted (pro rata) periods, under the LRIP for completed periods and all amounts deferred under the Company's Executive Deferred Compensation Plan. The participant will remain on the Company's payroll for up to 12 months, during which employee benefits to which the participant was entitled prior to the termination will continue, and the participant will be entitled to Company-paid professional outplacement services. Restrictions on restricted shares, if any, issued to the participant lapse. If the participant is employed by a competitor of the Company without the Company's consent, the ongoing benefits described above cease as of the date of such employment. If the participant is employed on a full-time basis by other than a competitor, the ongoing benefits cease either as of the date of such employment or six months, whichever is later. In the event an employee receives a payment under an Executive Severance Agreement, he is not eligible to receive any payment under the SESP. The SESP provides that the plan shall not be terminated or amended to reduce or eliminate the benefits granted to certain employees, including the Named Officers. The SESP further provides for additional compensation to the participant if any plan payment is subject to an excise or similar tax under the Internal Revenue Code.

3) The Company offers retiring executives (including the Named Officers) an agreement pursuant to which, under certain circumstances, the Company would be required to pay in a lump sum all amounts otherwise payable periodically to them under any plan of, or agreement with, the Company. Such lump sum payment would be made only if, within three years after a "change of control" (as defined in such agreement), there is a change in two of the top three executive officers of the Company designated in such agreement. To date, no such agreements are in effect.

-------------------------------------------------------------------------------
Certain Relationships and Related Transactions
-------------------------------------------------------------------------------

In connection with the Company's Rights Offering of the Company's Common Stock which concluded in December of 1994 (the "Rights Offering"), the Company entered into a Registration Rights Agreement with certain Purchasers and Investors1, dated as of November 16, 1994, pursuant to which the Company, subject to certain terms and conditions, granted two demand registration rights and unlimited piggyback registration rights to the Purchasers and Investors. Accordingly, the Purchasers and Investors may require the Company to cause shares of Common Stock beneficially owned by them to be registered for public sale under the Securities Act. All such registration rights will terminate on November 16, 2002.

On February 6, 2001, SPS-AAA Aircraft Supply, LLC acquired all of the outstanding shares of AAA Aircraft Supply, Inc. and changed the name of the company to AAA Aircraft Supply, LLC ("AAA"). Harry J. Wilkinson, a director of the Company, is a director and a shareholder of AAA, owning 5% of the AAA shares. The Company is the majority shareholder of AAA, owning 88.75% of the AAA shares. In 2001, Mr. Wilkinson received distributions from AAA as follows:
$42,000 on July 27, 2001, and $58,000 on December 18, 2001, for total distributions in 2001 of $100,000.

---------------
(1) Tinicum Enterprises, Inc., Tinicum Investors, RUTCO Incorporated, Tinicum Foreign Investments Corporation, Tinicum Associates, G.P., Putnam L. Crafts, Jr. and James H. Kasschau (collectively, the "Purchasers"), and RIT Capital Partners plc, J. Rothschild Capital Management Limited and St. James's Place Capital plc (collectively, the "Investors"). See "Ownership of Voting Securities" for more recent information on the Affiliated Group as herein defined. Eric M. Ruttenberg, a director of the Company, is an "Affiliate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of certain of the Purchasers.

-------------------------------------------------------------------------------
Audit Committee Report
-------------------------------------------------------------------------------

The responsibilities of the Audit Committee of the Board of Directors of the Company are set forth in the charter of the Audit Committee, which was approved by the Company's Board of Directors. A copy of the charter is attached as Appendix I to this Proxy Statement.

As set forth in the charter, the Audit Committee's primary responsibilities include the following:

   o The Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company's management, including discussions with management and the Company's independent accountants about draft annual financial statements and key accounting and reporting matters;

   o The Committee is responsible for matters concerning the relationship between the Company and its independent accountants, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the independent accountants are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1); and

   o The Committee oversees management's implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests; and review of the activities and recommendations of the Company's internal audit program.

The Board has made a determination that the Directors who serve on the Audit Committee satisfy the requirements of the New York Stock Exchange as to independence, financial literacy and experience.

The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that the Committee deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. In carrying out its responsibilities, the Committee met twice during fiscal 2001.

In overseeing the preparation of the Company's financial statements, the Committee met with both management and the Company's independent accountants to review and discuss the financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the independent accountants. The

Committee's review included discussion with the independent accountants of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

With respect to the Company's independent accountants, the Committee, among other things, discussed with PricewaterhouseCoopers LLP matters relating to its independence, including the written disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Finally, the Committee continued to monitor the scope and adequacy of the Company's internal audit program, including proposals for adequate staffing and strengthening internal procedures and controls where appropriate.

On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

In accordance with the rules of the Securities and Exchange Commission, the foregoing information, which is required by paragraphs (a) and (b) of Regulation S-K Item 306, shall not be deemed to be "soliciting material" or "filed" with the Commission or subject to the Commission's regulation 14A, other than as provided in Item 306, or to the liabilities of section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, or the Securities Exchange Act of 1934.

Members of the Audit Committee - Eric M. Ruttenberg (Chairman); Richard W. Kelso; James F. O'Connor, Raymond P. Sharpe and James W. Zug.

-------------------------------------------------------------------------------
Independent Accountants and Related Fees
-------------------------------------------------------------------------------

PricewaterhouseCoopers LLP, the Company's independent accountants for the year 2001, have been selected to continue for the year 2002. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting. They will be provided the opportunity to make a statement at the meeting if they desire to do so and to respond to appropriate questions.

The aggregate fees billed to the Company for professional services rendered for the year 2001 were as follows:

   o Audit Fees                            $454,200

   o Financial Information Systems Design
     and Implementation Fees                   None

   o All Other Fees                        $585,331
                                           --------
   TOTAL                                 $1,039,531

Audit fees include fees for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001, and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for fiscal 2001. "All Other Fees" represents the aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP for fiscal 2001, including advice and compliance services related to actuarial and tax matters. The Audit Committee of the Board of Directors has determined that the provision of the services provided by the Company's accountants is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

-------------------------------------------------------------------------------
Compensation Committee Report on Executive Compensation
-------------------------------------------------------------------------------

Overview and Philosophy

The Executive Compensation and Stock Option Committee of the Board of Directors ("Compensation Committee") is composed entirely of outside directors and is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. In addition, the Compensation Committee annually recommends to the full Board the compensation to be paid to the Chairman, Chief Executive Officer and the President, and determines the compensation of each of the other executive officers and Group Presidents of the Company. The Compensation Committee is free to engage and consult with outside compensation consultants as it sees fit and generally has access to independent compensation data.

The objectives of the Company's executive compensation program are to:

   o Emphasize long-term performance and increases in shareholder value.

   o Provide base compensation and benefit levels that are competitive with those in the markets in which the Company competes for executive personnel.

   o Reward executives for the achievement of short-term and long-term financial goals and the enhancement of shareholder value.

   o Support a performance-oriented environment by providing incentive compensation that changes in a consistent and predictable way with both the financial performance of the Company and management performance in support of strategic objectives.

   o Provide a long-term and career-oriented compensation environment.

   o Offer meaningful and competitive retirement and supplemental benefits that are consistent with the Company's objective of retaining key employees.

The executive compensation program provides a compensation package that is competitive with those offered by similar companies. The Company periodically reviews the competitive practices of companies in the fabricated metals, durable goods manufacturing and other industries, as well as with a broader group of companies of comparable size and complexity. Actual compensation levels may be greater or less than average competitive levels in surveyed companies based upon annual and long-term Company performance as well as individual performance. The Compensation Committee uses its discretion to set executive compensation at levels warranted in its judgment by external, internal and individual circumstances.

Executive Officer Compensation

Executive officer compensation is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, long-range cash and restricted share incentive compensation, specific benefits designed to provide remuneration for career service, and various benefits, including medical, life insurance and savings plans generally available to employees of the Company.

o Base Salary

Base salary levels for the Company's executive officers are competitively set relative to certain companies in the fabricated metals, durable goods manufacturing and other industries as well as other comparable companies. In determining salaries, the Compensation Committee also takes into account individual experience, performance and specific expertise beneficial to the Company.

o Incentive Compensation

The Company's incentive programs are intended to provide incentives to achieve financial and individual objectives, and to reward exceptional performance. The Management Incentive Plan is the Company's annual incentive program for executive officers and key managers. The purpose of the plan is to provide a direct financial incentive in the form of an annual cash bonus to executives for the attainment of annual financial and individual goals. Threshold, target and maximum goals for total Company and individual business unit performance are set by the Compensation Committee at the beginning of each fiscal year. The Long Range Incentive Plan is the Company's three-year incentive program for executive officers and key managers. The purpose of the Plan is to provide a direct financial incentive in the form of an annual cash bonus and a restricted share award under the SPS Restricted Stock Award Plan to executives for the attainment of long-range financial goals of the Company.

o Equity-Based Compensation

The equity-based compensation component of the Company's executive compensation program is oriented toward the achievement of increasing shareholder value over the long term. This component of the program - the SPS 1988 Long Term Incentive Stock Plan - provides for grants of stock options which align the executives' awards with future shareholder gains. These grants enable executives to develop and maintain a significant, long-term ownership position in the Company's Common Stock.

o Executive Benefits

The benefit component of executive compensation is designed to provide executives with adequate and meaningful retirement benefits which are reflective of the benefits offered in comparable companies, and which encourage career-service orientation of the Company's executives. In contrast, other benefits such as perquisites are rigidly controlled and minimized. The amount of such perquisites, as determined in accordance with rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary for fiscal 2001.

Chief Executive Officer Compensation

The compensation of the Chief Executive Officer (CEO) is fixed by the full Board of Directors (other than the CEO and the President) consistent with the practices described above. Factors considered by the Board of Directors in deciding the compensation of the CEO include the CEO's experience, the CEO's performance and the compensation of chief executive officers at other comparable companies. Effective January 1, 2002, Mr. Grigg's annual base salary was changed by the Board of Directors from $617,400 to $300,000. The Board believes this change is consistent with the transition of the CEO responsibilities from Mr. Grigg to Mr. Thompson, which will be effective April 30, 2002. For the year 2002, Mr. Grigg has a 60% incentive opportunity under the Company's Management Incentive Plan and a 50% incentive opportunity under the Company's Long Range Incentive Plan. Effective January 1, 2002, Mr. Thompson's annual base salary was increased by the Board of Directors from $420,000 to $500,000. The Board believes this change is consistent with the transition of the CEO responsibilities to Mr. Thompson. This amount is also believed to be competitive with companies of similar size and complexity. For the year 2002, Mr. Thompson has a 60% incentive opportunity under the Company's Management Incentive Plan and a 50% incentive opportunity under the Company's Long Range Incentive Plan.

Members of the Executive Compensation and Stock Option Committee - Raymond P. Sharpe (Chairman); James F. O'Connor; Eric M. Ruttenberg and James W. Zug.

-------------------------------------------------------------------------------
Common Stock Performance Graph
-------------------------------------------------------------------------------

The graph set forth below shows the cumulative shareholder return (i.e., price change plus reinvestment of dividends) of the Company's Common Stock during the five-year period ended December 31, 2001, as compared to the Standard and Poor's 500 Index and the Standard and Poor's Diversified Manufacturing Index.

              COMPARISON of FIVE-YEAR CUMULATIVE TOTAL RETURN for
                 SPS, the S&P 500 INDEX and the S&P DIVERSIFIED
                              MANUFACTURING INDEX
                           (see NOTES 1 and 2 BELOW)













                                    [graphic]











Notes:

(1) Total return assumes reinvestment of dividends.

(2) The above graph assumes $100 was invested on December 31, 1996 in SPS Technologies Common Stock, the S&P 500 Index and the S&P Diversified Manufacturing Index. The values shown in the graph above are as of the end of each period indicated. Raw data for the S&P 500 Index and S&P Diversified Manufacturing Index is supplied by S&P.

-------------------------------------------------------------------------------
Proposal to Amend the SPS 1988 Long Term Incentive Stock Plan
-------------------------------------------------------------------------------

The Board of Directors has reviewed the Company's compensation practices and the 1988 Long Term Incentive Stock Plan (the "Plan") and has concluded that the Plan should be amended, subject to approval by the shareholders of the Company, to increase by 230,000 shares of Common Stock the number of shares available under the Plan in order to allow the continued granting of options and restricted share awards.

In determining the recommended number of shares to be approved under this proposal, the Board of Directors has established an objective of maintaining the total number of shares under option or available for grant at or below 10% of the total shares outstanding.

The following discussion summarizes the material features of the Plan, as amended, and is qualified in its entirety by the Plan document, as amended, a copy of which will be provided without charge upon written request of any shareholder directed to the Secretary of the Company.

The Plan permits the grant of options to acquire, or the award of, up to 3,109,634 shares (in the aggregate) of the Company's Common Stock. Of such amount, an aggregate of 1,883,434 shares have been awarded under the Plan (and are no longer subject to forfeiture) or have been acquired upon the exercise of options granted under the Plan, and 1,140,301 shares have been issued under the Plan but remain subject to forfeiture or are subject to options which have been granted and remain outstanding under the Plan. Consequently, prior to the effectiveness of the proposed amendment of the Plan, there were 84,964 shares available to be awarded or optioned under the Plan. The proposed amendment to the Plan would increase the number of available shares to 314,964. Shares which are awarded under the Plan and subsequently forfeited and shares subject to options granted under the Plan which expire without being exercised may again be awarded or optioned under the Plan.

The purpose of the Plan is to enable the Company to attract and retain officers and other key employees, to encourage those employees to increase their efforts to make the Company and its subsidiaries successful, and to encourage ownership in the Company by employees and by non-employee directors whose continued services are considered important to the Company's continued progress.

Officers, non-employee directors and other key employees of the Company and its subsidiaries may receive options and restricted share awards under the Plan. Approximately 109 employees, including 2 employee-directors, and 6 non-employee directors are currently participating in the Plan.

The Plan is administered by the Executive Compensation and Stock Option Committee (the "Committee") consisting of four non-employee directors appointed by the Company's Board of Directors, who are generally not eligible to receive discretionary grants or awards under the Plan. However, non-employee directors, including members of the Committee, may elect to receive discounted options and have received restricted share awards as described below.

The Committee has authority to interpret the Plan, to establish rules for its administration, to determine which employees of the Company and its subsidiaries shall receive options or awards under the Plan, to grant options and make share awards under the Plan, and, subject to the terms of the Plan, to establish the terms and conditions of options, discounted options and restricted share awards.

Awards under the Plan may take the form of fixed price options, variable price options, incentive stock options or restricted shares. In addition, discounted options may be issued to non-employee directors who elect to receive such discounted options in lieu of all or a part of their annual retainers.

Under the Plan, a non-employee director may elect each year to receive discounted options in lieu of all or part of the director's annual retainer. Any such election is irrevocable and must be made prior to January 1 of the year to which such election applies. A non-employee director making such an election will receive, on June 1 of such year or the next following business day, a discounted option for that number of whole shares of Common Stock as is equal to that part of the director's "annual retainer" to be represented by the option divided by: the result obtained by subtracting (a) the par value of one share of Common Stock from (b) the fair market value of one share of Common Stock. Options so issued become exercisable on the first anniversary of the date of issuance, except that such an option can become exercisable earlier upon the death, disability or retirement of the director. Upon the termination of service of a non-employee director, any portion of an option attributable to a portion of the annual retainer which was not "earned" as of the date of termination is cancelled automatically.

Incentive stock options within the meaning of the Internal Revenue Code of 1986, as Amended (the "Code"), may be awarded to employees of the Company by the Committee as fixed price options that qualify for the tax treatment specified under the Code.

A restricted share award consists of shares of Company Common Stock issued pursuant to an agreement with a participant. Such shares are restricted as to transfer and subject to forfeiture and other conditions and vesting restrictions as set forth in the Plan, if applicable or the Committee deems appropriate on the date of award. Restricted share awards totaling 51,978 shares have been made under the Plan since its inception.

All fixed price options awarded under the Plan have an exercise price equal to the fair market value of the Company's Common Stock on the date the option is granted. The option exercise price of a discounted option is the par value of the Company's Common Stock on the date the option is granted (presently, $0.50 per share). For variable price options, the exercise price is initially set at the fair market value of the Company's Common Stock on the date the option is granted, but is subject at the time of exercise to reduction by an amount per share equal to the per share amount of the tax benefit which will inure to the Company by reason of such exercise. The exercise price with respect to any option (other than a discounted option issued to a non-employee director) may be paid in whole or in part with cash or Common Stock of the Company, as the Committee may determine. All options expire not more than ten years from the date of grant.

The Plan provides for restricted share awards to be made to each non-employee director of the Company. Restricted share awards were made on May 2, 1995, February 10, 1997 and May 2, 2000, and may be made periodically up to every five years as the Committee may determine. Each non-employee director shall receive on each award date the number of shares of Common Stock (to the nearest whole share) determined by dividing $25,000 by the fair market value of the Common Stock on the date the award is made. A person becoming a non-employee director for the first time shall receive restricted share awards pro-rated based on the length of time remaining until the next scheduled award date.

All restricted share awards are initially subject to forfeiture should the participant cease to serve as a director for any reason other than scheduled retirement, early retirement with the permission of the Board, disability or death. One fifth of the shares included in a restricted share award cease to be subject to a risk of forfeiture on the first anniversary of the date of an award and on each anniversary thereafter, until all shares awarded are no longer subject to forfeiture. Restricted share awards are held in escrow by the Company until restrictions lapse.

Options and restricted shares are non-transferable except by will or pursuant to the laws of descent and distribution.

In the event of certain changes of control of the Company, all options and restricted shares, other than discounted options issued to non-employee directors, become immediately vested in full. See "Termination of Employment and Change of Control Arrangements."

The number of shares under the Plan and the outstanding but unexercised options or awards still subject to restriction, and the option exercise price, are all subject to adjustment for changes in the Company's capitalization under specified circumstances.

The Board may terminate, amend and modify the Plan, but it may not, without shareholder approval (i) increase the number of shares available under the Plan (other than by a change in capitalization), (ii) materially increase the benefits accruing to participants under the Plan, or (iii) materially modify the requirements as to eligibility for participation under the Plan. No termination, amendment or modification of the Plan will affect adversely the rights of a participant under a previous award. If not sooner terminated, the Plan will expire on March 23, 2009.

Tax Consequences

Generally, there will be no tax consequences to the optionee, the restricted share award recipient or the Company when a stock option is granted or a restricted share award is made under the Plan. When an option (other than an incentive stock option) is exercised, the excess of the then fair market value of the shares over the option price will constitute ordinary income to the optionee, and the Company will be entitled to deduct an equal amount as compensation expense. The exercise of an incentive stock option will result in neither income to the optionee nor a deduction for the Company if the optionee elects to hold the shares related to the option exercise. However, the amount by which the fair market value of the underlying Common Stock exceeds the exercise price on the date of exercise will be treated as an item of tax preference and included in the computation of the optionee's alternative minimum taxable income in the year the incentive stock option is exercised.

In addition, if shares acquired through the exercise of an incentive stock option are sold within one year following exercise, the optionee will recognize ordinary income and the Company is entitled to deduct from taxable income an amount equal to the difference between the option price and the lesser of the market price on the date of exercise or the net proceeds of the sale. As to restricted shares, upon the lapse of either the vesting or transferability restrictions (or both if they lapse together), the participant will recognize ordinary income equal to the then fair market value of the shares being freed from restriction, and the Company will be entitled to a corresponding deduction. Alternatively, the participant may elect, within thirty days after an award of restricted shares, to treat the awarded shares as non-restricted, thereby causing the recognition of ordinary income upon award of the shares in an amount equal to the fair market value of such shares without regard to any restrictions.

The acceleration provisions on a change of control described above could trigger adverse tax consequences to the Company and participants under Sections 280G and 4999 of the Code, including a reduction in the Company's tax deductions and imposition of a nondeductible 20% excise tax on participants.

The foregoing is not a complete summary of income tax consequences upon participants or the Company. It also does not reflect the effects of foreign, state or local tax laws or wage withholding requirements.

In the event that the shareholders do not approve the amendment of the Plan, the amendment will not take effect. The Plan as in effect prior to such amendment will remain in full force and effect until it expires by its terms or is terminated by the Board.

The last reported sales price of the Company's Common Stock as reported on the New York Stock Exchange Composite Tape on March 12, 2002, was $40.42 per share.

Board Recommendation and Shareholder Vote Required

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE PLAN. Proxies solicited by the Board of Directors, will, unless otherwise directed, be voted FOR this proposal. The affirmative vote of a majority of the shares of Common Stock present or represented at the meeting is necessary to approve the proposal. Shares held by persons who abstain from voting on the proposal, and broker "non-votes," will not be voted for or against the proposal but will have the same effect as votes against the proposal. Shares held by persons abstaining will be counted in determining whether a quorum is present for the purpose of voting on the proposal, but broker non-votes will not be counted for quorum purposes.

-------------------------------------------------------------------------------
Proposals of Shareholders
-------------------------------------------------------------------------------

Under the Company's By-laws, notice of any proposal to be presented by any shareholder at a meeting must be received by the Secretary of the Company not less than 60 days in advance of the meeting. The notice must include the following:

   o Text of the proposal to be presented;

   o A brief written statement of the reasons why the shareholder favors the proposal;

   o The name and address of record of the proposing shareholder;

   o A representation that the shareholder is entitled to vote at the meeting and intends to appear at the meeting, in person or by proxy;

   o The number of shares of stock beneficially owned by the shareholder; and

   o Any material interest of the shareholder in the proposal (other than as a shareholder).

A copy of the Company's By-laws specifying these requirements will be furnished to any shareholder without charge upon written request to the Secretary.

Under the rules of the Securities and Exchange Commission, shareholders wishing to submit proposals for inclusion in the Proxy Statement of the Board of Directors for the Annual Meeting of Shareholders to be held in 2003 must submit such proposals so as to be received at the office of the Secretary, SPS Technologies, Inc., Two Pitcairn Place, Suite 200, 165 Township Line Road, Jenkintown, PA 19046, no later than November 26, 2002. The Company's ability to exercise discretionary voting authority with respect to shareholder proposals will be subject to certain requirements of the Securities and Exchange Commission.

                                            By order of the Board of
                                            Directors,



                                            James D. Dee
                                            Secretary

April 1, 2002

-------------------------------------------------------------------------------

Upon written request to the Secretary, SPS Technologies, Inc., Two Pitcairn Place, Suite 200, 165 Township Line Road, Jenkintown, PA 19046, the Company will provide, without charge, to any shareholder solicited hereby, a copy of its Annual Report on Form 10-K, including the financial statements and the schedules thereto.

-------------------------------------------------------------------------------

                                   APPENDIX I

                             SPS Technologies, Inc.
                            Audit Committee Charter

Membership

The Committee shall be comprised of not less than three members of the Board and the Committee's composition will meet the requirements of the Audit Committee Policy of the New York Stock Exchange.

Accordingly, all of the members will be directors:

1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

Key Responsibilities

The Audit Committee shall have the duty of monitoring the financial affairs of the Company and maintaining a direct line of communication between the Board of Directors and the Company's independent accountants, and, in discharge of such duties, shall:

1. Select, evaluate and, where appropriate, replace the outside auditors (the outside auditors are ultimately accountable to the Board of Directors and Audit Committee);

2. Review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61;

3. Ensure that the outside auditors submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the auditors and the Company, and then discussing the impact of those relationships on the auditors' independence;

4. Evaluate the scope of the audit to be performed;

5. From time to time review the Company's system of internal control and report thereon to the Board;

6. Review proposed major changes to accounting policy;

7. Review the adequacy of this Charter annually and recommend any proposed changes to the Board for approval; and

8. Perform such other duties and make such other recommendations as it shall deem necessary or appropriate to discharge its duties.

The Audit Committee shall keep regular minutes of its proceedings and shall cause a copy thereof to be submitted to the Board of Directors at its regular meeting immediately following any meeting of the Audit Committee.

[LOGO]                        SPS TECHNOLOGIES, INC.
PROXY
                              Jenkintown, PA 19046

          This Proxy is Solicited on Behalf of the Board of Directors

      The undersigned hereby constitutes and appoints John S. Thompson and William M. Shockley or either of them, proxies, with full power of substitution, to represent and to vote as specified on the reverse side hereof all of the shares of Common Stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of SPS Technologies, Inc. to be held at 17 Mellon Bank Center, 1735 Market Street, Philadelphia, Pennsylvania in the Forum Room (eighth floor), on Tuesday, April 30, 2002, at 10:00 a.m., local time, and any adjournments or postponements thereof.

      THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR, AND FOR THE PROPOSAL TO APPROVE AN AMENDMENT TO THE SPS 1988 LONG TERM INCENTIVE STOCK PLAN IN THE MANNER STATED IN THE PROXY STATEMENT.

   Please mark, sign and date this proxy card on the reverse side hereof and return it promptly using the enclosed envelope.

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

                                                               Please mark
|X|                                                            your votes as
                                                               indicated in
                                                               this example

1.    ELECTION OF DIRECTORS:
      (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

      Nominees:

      CLASS III: 01 Eric M. Ruttenberg, 02 John S. Thompson and
                 03 Harry J. Wilkinson

                         VOTE FOR             WITHHOLD
                   all nominees listed       AUTHORITY
                   (except as marked to   to vote for all
                      the contrary)       nominees listed
                           |_|                  |_|

      DISCRETION IS GRANTED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE SPS 1988 LONG TERM INCENTIVE STOCK PLAN.

                            FOR       AGAINST       ABSTAIN
                            |_|         |_|           |_|

      The Board of Directors recommends a vote FOR this proposal.

The undersigned hereby revokes any proxy heretofore given for said meeting and ratifies and confirms all that the name proxies shall do by virtue hereof. The undersigned has received the Notice of said meeting including the Proxy Statement and the 2001 Annual Report.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature_____________________ Signature_____________________ Date________, 2002

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

        YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, DATE AND SIGN THE ABOVE PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

[LOGO]
                             SPS TECHNOLOGIES, INC.
                          Savings and Investment Plan

                Voting Instruction Card for 2002 Annual Meeting

    Solicited on Behalf of the Board of Directors of SPS Technologies, Inc.

      This is a ballot for voting the shares of SPS Technologies, Inc. Common Stock held in your SPS Technologies, Inc. Savings and Investment Plan account. Please complete the card and return it in the envelope provided. Vanguard Fiduciary Trust Company, as Trustee of the Plan, will vote all shares held in your account as directed on the card at the Annual Meeting of Shareholders of SPS Technologies, Inc. to be held on April 30, 2002.

      Indicate your voting instructions for each proposal on the card, sign and date it, and return it in the envelope provided. Your card must be received on or before April 19, 2002 in order to be counted. Your voting instructions will be kept confidential.

      If you properly sign and return your card, the Trustee will vote your shares according to your instructions. If you fail to provide voting instructions, the Trustee will vote your shares "FOR" the nominees for director and "FOR" the proposal to approve an amendment to the SPS 1988 Long Term Incentive Stock Plan as recommended by the Board of Directors.

      If you do not properly sign and return your card, the Trustee will not vote your shares.

                Please vote, date and sign on the reverse side.

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

|X|                                                            Please mark
                                                              your votes as
                                                               indicated in
                                                               this example

1.    ELECTION OF DIRECTORS:

      (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

      Nominees:

      CLASS III: 01 Eric M. Ruttenberg, 02 John S. Thompson and
                 03 Harry J. Wilkinson

                         VOTE FOR             WITHHOLD
                   all nominees listed       AUTHORITY
                   (except as marked to   to vote for all
                      the contrary)       nominees listed
                           |_|                  |_|

      DISCRETION IS GRANTED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE SPS 1988 LONG TERM INCENTIVE STOCK PLAN.

                            FOR       AGAINST       ABSTAIN
                            |_|         |_|           |_|

      The Board of Directors recommends a vote FOR this proposal.

Please sign EXACTLY as your name appears at left.

Signature________________________________________________ Date____________, 2002

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

        YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, DATE AND SIGN THE ABOVE PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.